UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ________________________________
Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): September 29, 2006
Dollar Financial Corp. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-50866 (Commission file number)	23-2636866 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400 (Registrant’s telephone number, including area code)
Dollar Financial Group, Inc. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
NEW YORK (State or Other Jurisdiction of Incorporation or Organization)	333-18221 (Commission file number)	13-2997911 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K is filed by Dollar Financial Corp., a Delaware corporation (“DFC”), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by DFC’s wholly-owned subsidiary, Dollar Financial Group, Inc., a New York corporation (“DFG” and, together with DFC, the “Registrants”), pursuant to Section 15(d) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Commitment Letter

On September 29, 2006, DFC entered into a commitment letter with Credit Suisse Securities (USA) LLC and Wells Fargo Bank, National Association as the lead arrangers with respect to a proposed US$475,000,000 in senior secured credit facilities. The senior credit facilities described in the Commitment Letter include: (i) a senior secured revolving facility to DFG in an aggregate amount of up to US$75,000,000 (the “US Revolving Facility”); (ii) a senior secured term loan facility to National Money Mart Company, a wholly-owned indirect subsidiary of DFG (“National Money Mart”), in an aggregate principal amount of up to US$295,000,000 (the “Canadian Term Facility”); (iii) a senior secured term loan facility to Dollar Financial UK Limited, a wholly-owned subsidiary of DFG, in an aggregate principal amount of up to US$80,000,000 (the “UK Term Facility” and, together with the Canadian Term Facility, the “Term Loans”) and (iv) a senior secured revolving facility to National Money Mart, in an aggregate amount of up to US$25,000,000 (the “Canadian Revolving Facility” and, together with the US Revolving Facility, the “Revolving Facilities”). The Revolving Facilities and the Term Loans are together referred to as the “Facilities.”

The Facilities will be utilized to repurchase the outstanding 9.75% Senior Notes due 2011 of DFG (the “DFG Senior Notes”) pursuant to the previously announced tender offer and to refinance DFG’s current credit facilities. As of September 28, 2006, approximately 99.4% of the DFG Senior Notes had been tendered pursuant to the previously announced tender offer. Additionally, National Money Mart will use a portion of the Canadian Term Facility to finance the Canadian Acquisition (described below).

Each Term Loan will mature in six (6) years, and will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the applicable Term Loan for the first twenty-three (23) quarters following funding with the outstanding principal balance payable in full on the maturity date of such Term Loan. Each Revolving Facility will mature and the commitments thereunder will terminate in five (5) years.

The obligations under the US Revolving Facility will be guaranteed by DFC and certain direct and indirect domestic subsidiaries of DFC. The obligations under the other Facilities will be guaranteed by DFC and substantially all of its direct and indirect subsidiaries. The obligations of the respective borrowers and guarantors under the Facilities will be secured by substantially all the assets of such borrowers and guarantors. The definitive loan documents are expected to contain customary covenants, representations and warranties and events of default.

The lenders’ financing commitment under the Commitment Letter is subject to customary conditions, including, among others, the following conditions: (a) completion of legal due diligence; (b) the negotiation, execution and delivery of definitive documentation with respect to the Facilities satisfactory to the lenders; (c) the completion of the tender offer for the currently outstanding DFG Senior Notes; and (d) as to the portion of the proceeds of the Canadian Term Facility to be applied toward the Canadian Acquisition (described below), the consummation of the Canadian Acquisition. The lenders’ financing commitment is also subject to certain additional conditions relating to certain pro forma tests with respect to the initial funding of the Facilities and with respect to the funding of the Canadian Acquisition.

The closing of the Canadian Acquisition is not a condition to the initial funding of the Facilities. US$121,000,000 of the Canadian Term Facility is expected to be available, subject to the satisfaction of conditions, to finance the Canadian Acquisition.

DFC anticipates that the balance of its existing revolving credit facility will be approximately $25.5 million at the closing of the Facilities. As discussed above, a portion of the proceeds from the Facilities will be utilized to repay this amount.

If the Facilities had been in place at the beginning of fiscal year 2006, DFC estimates that its global effective tax rate for the year would have been 38.5% (excluding certain one time taxes associated with the completion of the repurchase of the DFG Senior Notes). No assurances are given that this will be the effective tax rate of DFC after the transactions close.

Preliminary Purchase Agreement for Canadian Acquisition

On October 2, 2006, National Money Mart executed a binding preliminary purchase agreement (the “Preliminary Purchase Agreement”) to acquire substantially all of the assets of 82 National Money Mart retail outlets owned by five (5) existing National Money Mart franchisees (the “Canadian Acquisition”). The total purchase price for the Canadian Acquisition is expected to be approximately C$135.1 million (US$ 121.1 million).

The consummation of the Canadian Acquisition is subject to the completion of due diligence, obtaining financing, the negotiation and execution of a definitive purchase agreement and the satisfaction of customary closing conditions. The consummation of the Canadian Acquisition is also subject to, and conditioned upon, the approval by the board of directors of National Money Mart on or before October 13, 2006. The Canadian Acquisition is expected to occur on or before October 31, 2006; however, there is no assurance that the Canadian Acquisition will be consummated at that time or thereafter.

The Preliminary Purchase Agreement includes customary standstill, non-competition and confidentiality obligations. The Preliminary Purchase Agreement also provides that the definitive purchase agreement will contain customary representations and warranties, covenants and indemnification provisions.

The anticipated Adjusted EBITDA contribution of the Canadian Acquisition for the 12 months ended September 30, 2006 (on a pro forma basis as if the Canadian Acquisition had been part of DFC and its subsidiaries for such period) is approximately US$18.8 million and the anticipated revenue contribution is US$45.1 million, in each case on a preliminary basis. This is not a guarantee of the actual results which would have been achieved had the acquisition been consummated on October 1, 2005 or a prediction or forecast of future results.

Adjusted EBITDA is not an item prepared in accordance with GAAP. Adjusted EBITDA is earnings before interest expense, income tax provision, depreciation, amortization, charges related to incentive stock options and restricted shares, and other items described below. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities, or other measures of operating performance or liquidity determined in accordance with GAAP. DFC believes that Adjusted EBITDA amounts should be considered by prospective investors because DFC uses them as one means of analyzing its ability to service its debt and capital expenditure requirements, and DFC understands that they are used by some investors as one measure of DFC’s historical ability to service its debt and capital expenditure requirements. Not all companies calculate Adjusted EBITDA in the same fashion, and therefore these amounts as presented may not be comparable to other similarly titled measures of other companies. DFC calculated the anticipated Adjusted EBITDA contribution of the Canadian Acquisition in the same manner as it calculates its historical Adjusted EBITDA. DFC has provided a reconciliation of the calculation of its historical fourth quarter 2006 and full year 2006 Adjusted EBITDA in its current report on Form 8-K, dated September 6, 2006, previously filed with the Securities and Exchange Commission. Please refer to this reconciliation for a general discussion of the method by which DFC reconciles Adjusted EBITDA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.

Date: October 3, 2006	By: /s/ Randy Underwood__________

Randy Underwood

Executive Vice President and Chief

Financial Officer

DOLLAR FINANCIAL GROUP, INC.

Date: October 3, 2006	By: Randy Underwood____________

Randy Underwood

Executive Vice President and Chief

Financial Officer